EXHIBIT 11


                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)

                                                                    Three Months Ended         Six Months Ended
                                                                         June 30,                  June 30,
                                                                  ----------------------    ---------------------
                                                                     2000        1999         2000         1999
                                                                  ---------   ----------    ---------   ---------
                                                                        (Unaudited)               (Unaudited)
BASIC EARNINGS PER SHARE
------------------------

Net earnings..................................................    $   127.7   $     93.3    $   301.3   $   227.8
Dividends on preferred stock..................................           .1           .1           .2          .2
                                                                  ---------   ----------    ---------   ---------
Net earnings available to common stockholders.................    $   127.6   $     93.2    $   301.1   $   227.6
                                                                  =========   ==========    =========   =========

Average number of common shares outstanding...................      213,794      212,864      213,564     212,647
Average number of Class A common shares outstanding...........          336          350          339         351
                                                                  ---------   ----------    ---------   ---------
                                                                    214,130      213,214      213,903     212,998
                                                                  =========   ==========    =========   =========

Basic earnings per share......................................    $     .60   $      .44    $    1.41   $    1.07
                                                                  =========   ==========    =========   =========


DILUTED EARNINGS PER SHARE
--------------------------

Net earnings used in calculating basic earnings per share.....    $   127.6   $     93.2    $   301.1   $   227.6
Dividends applicable to dilutive preferred stock:
   Series A...................................................            -            -            -           -
   Series B...................................................           .1           .1           .1          .1
   Series C...................................................            -            -           .1          .1
                                                                  ---------   ----------    ---------   ---------
Income available to common shareholders plus
   assumed conversions........................................    $   127.7   $     93.3    $   301.3   $   227.8
                                                                  =========   ==========    =========   =========

Average number of shares used in calculating basic earnings
   per share..................................................      214,130      213,214      213,903     212,998
Effect of dilutive securities:
   Options....................................................        3,457        2,693        3,001       2,368
   FELINE PRIDES(sm)..........................................        1,538            -          769           -
   Series A, B and C preferred stock..........................        1,196        1,243        1,203       1,258
                                                                  ---------   ----------    ---------   ---------
                                                                    220,321      217,150      218,876     216,624
                                                                  =========   ==========    =========   =========

Diluted earnings per share....................................    $     .58   $      .43    $    1.38   $    1.05
                                                                  =========   ==========    =========   =========


------------------------------------

   Convertible securities, FELINE PRIDES(sm) and options are not considered in the calculations if the effect of the conversion is anti-dilutive.



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